Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This Amendment is agreed to as of January 13, 2015, by and between MOCON, Inc., a Minnesota corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

The Borrower and the Bank are parties to that certain Credit Agreement dated as of March 28, 2012, as amended by a First Amendment to Credit Agreement dated as of September 24, 2013 and a Second Amendment to Credit Agreement dated as of March 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Bank has agreed to make certain financial accommodations available to the Borrower.

The Borrower has requested that the Bank make certain amendments to the Credit Agreement, and the Bank is willing to accommodate such request on the terms and subject to the conditions set forth below.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.     Definitions; References. Capitalized terms used in this Amendment that are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.     Amendment to Credit Agreement. Section 1.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a)     Line of Credit. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to make advances to Borrower from time to time up to and including March 28, 2016 (the “Maturity Date”), not to exceed at any time the aggregate principal amount of Six Million Dollars ($6,000,000) (the “Line of Credit”), the proceeds of which shall be used by Borrower to (i) provide for the working capital and general corporate purpose needs of Borrower (including the issuance of Letters of Credit, as defined below) and Baseline-MOCON, Inc., a Colorado corporation and a wholly owned subsidiary of Borrower (“Baseline”, and together with Borrower, collectively, “Obligors”), and (ii) provide for Permitted Acquisitions (as defined below). Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note originally dated March 28, 2012, as amended by an amended and restated promissory note dated March 28, 2014 (as such promissory note may be amended, extended or otherwise modified from time to time, and including each other promissory note accepted from time to time in substitution therefor or in renewal thereof, the “Revolving Line of Credit Note”), all terms of which are incorporated herein by this reference.

3.     No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect and apply to any advance or Letter of Credit thereunder.

4.     Conditions Precedent; Effective Date. This Amendment shall be effective only if the Bank has received, on or before the date hereof (or such later date as the Bank may agree to in writing), each of the following, each in form and substance acceptable to the Bank:

(a)     this Amendment, duly executed by the Borrower;

(b)     the Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the guarantors;

(c)     a certificate of the secretary or other appropriate officer of each Obligor (i) certifying that the execution, delivery and performance of this Amendment, and the Credit Agreement as amended hereby, or the Acknowledgment and Agreement of Guarantor, as applicable, have been duly approved by all necessary action of the board of directors of the Obligor, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that there have been no amendments to or restatements of the articles of incorporation and bylaws as furnished to the Bank in connection with the execution and delivery of the Credit Agreement, other than those that may be attached to the certificate, and (iii) certifying the names of the officers of such Obligor that are authorized to sign this Amendment or the Acknowledgment and Agreement of Guarantor, as applicable, together with the true signatures of such officers.

(d)     such other items as the Bank shall require.

Notwithstanding the foregoing, upon satisfaction of the conditions set forth in this Section 4, the amendments set forth in Section 2 shall be deemed to have been effective as of December 31, 2014.

5.     Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower hereby represents, warrants and acknowledges that as of the date hereof:

(a)     this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms;

(b)     the execution, delivery and performance by the Borrower of this Amendment does not: (i) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower; or (ii) result in a breach of, or constitute a default under, any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or its properties may be bound or affected;

(c)     no default or Event of Default exists under the Credit Agreement or any other Loan Document; and

(d)     the representations and warranties contained in Article II of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date.

6.     Costs and Expenses. Without limiting Section 7.3 of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution and delivery of this Amendment and all related documents herein described, including, without limitation, all reasonable fees and disbursements of legal counsel.

7.     Miscellaneous.

(a)     The Bank wishes (and the Borrower agrees) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect the remedies of the Bank. Therefore, the Borrower unconditionally releases, waives and forever discharges: (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Bank to the Borrower regarding the execution, delivery or performance of the Credit Agreement, as amended by this Amendment, the other Loan Documents, or any document delivered thereunder arising prior to the date hereof; and (ii) all claims, counterclaims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Borrower might otherwise have against the Bank or any of its directors, officers or employees on account of any condition, act, omission, event, contract, liability, obligations, indebtedness, claim, counterclaim, cause of action, defense, circumstance or matter of any kind whatsoever, which existed, arose or occurred at any time prior to the date hereof.

(b)     Except as amended hereby, the provisions of the Credit Agreement shall remain in full force and effect. After the effective date hereof, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby.

(c)     This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(d)     The execution of this Amendment shall not be deemed to be a waiver of any default or Event of Default that may exist under the Credit Agreement or any other Loan Document.

(e)     This Amendment shall be governed by the substantive laws (other than conflict laws) of the State of Minnesota.

8.     Release of Bank. The Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, counterclaims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, counterclaims, demands or causes of action are matured or unmatured.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

MOCON, INC. By: /s/ Elissa Lindsoe Name: Elissa Lindsoe Title: Chief Financial Officer, Vice President, Treasurer and Secretary
WELLS FARGO BANK, NATIONAL ASSOCIATION By: /s/ R. James Hancock Name: R. James Hancock Title: Vice President